UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2010

FUQI INTERNATIONAL, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-33758	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Company’s telephone number, including area code:	+86 (755) 2580-1888

N/A
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 25, 2010, the Board of Directors of Fuqi International, Inc. (the “Company”) appointed Kim K. T. Pan, as a director of the Company, effective immediately.  The Board of Directors of the Company determined that Mr. Pan is an independent director pursuant to the NASDAQ Marketplace Rules.  Mr. Pan was also appointed to serve on the Company’s Governance and Nominating Committee and the newly formed Special Internal Investigation Committee, as further described below under Item 8.01 of this Current Report on Form 8-K.

Kim K. T. Pan, age 60, has served as the President and as a member of the Board of Directors of Continental Carbon Company, a developer, manufacturer and marketer of carbon-related products, since November 1999.  Prior to that, he served as it Executive Vice President and Chief Financial Officer from August 1998 to October 1999 and as Vice President, Chief Financial Officer from July 1995 to July 1998.  Mr. Pan has also served as a member of the Board of Directors of Continental Carbon India Ltd. since 2000, serving as its Chairman of the Board since 2005.  From 1993 to 1995, Mr. Pan served as the President of EHS International, Inc., a management consulting firm, and from 1992 to 1993, he served as the Vice President of Business Management and Chief Financial Officer of Applied Solar Energy Corporation, a designer and manufacturer of advanced-technology space-based solar cell and solar panels.  Mr. Pan served as the President of Dowty Avionics, a designer and manufacturer of digital aircraft power control systems, from 1990 to 1992, and as Vice President of Finance from 1988 to 1989. Mr. Pan received a B.S. in Electrical Engineering from the University of Texas, Austin, an M.S. in Electrical Engineering from the University of Wisconsin, Madison and an MBA in Finance from the Wharton School at the University of Pennsylvania.  The Company’s Board of Directors believes that Mr. Pan is qualified to serve as a director of the Company due to his extensive experience as an officer and director of U.S. companies, his educational background in finance, and his fluency in English and Mandarin Chinese.

There are no arrangements or understandings between Mr. Pan and any other persons pursuant to which Mr. Pan was selected as a director.  Mr. Pan has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

The Company received a letter dated July 19, 2010 whereby a stockholder demanded that the board take action to remedy alleged breaches of fiduciary duties by the Company’s directors and certain officers related to the Company’s restatement of its 2009 financial statements (the “Demand Letter”).  Specifically, the stockholder demanded that the Board of Directors take action to (i) recover for the benefit of the Company damages related to the restatement of the 2009 financial statements, including incentive compensation granted to officers and employees based on the incorrect financial statements from 2009 and (ii) correct the deficiencies in the Company’s internal controls that caused the restatements (the “Demands”).  On October 25, 2010, in response to the Demand Letter, the Board of Directors of the Company formed a Special Internal Investigation Committee (the “Special Committee”) to investigate the allegations contained in the Demand Letter, and appointed Kim Pan and Lily Chen, each an “independent director” as such term is defined in Marketplace Rule 5605(b)(1) of the NASDAQ Stock Market Rules, as its members.  The Special Committee will evaluate whether any of the claims in the Demand Letter are meritorious and report to the Board as to whether it is in the best interest of the Company to pursue them.  The Special Committee is authorized to retain experts and advisers, including independent legal counsel, to carry out its investigation.  The Special Committee will continue in existence until such time as it recommends its dissolution to the Board of Directors.

Item 7.01	Regulation FD Disclosure.

On October 29, 2010, the Company issued a press release announcing the appointment of Kim K. T. Pan as an independent member of the Company’s Board of Directors and the formation of Special Internal Investigation Committee.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2010	FUQI INTERNATIONAL, INC.

	By:	/s/ Yu Kwai Chong
	Name:	Yu Kwai Chong
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 29, 2010